THIRD AMENDMENT TO OPTION AGREEMENT



      This THIRD AMENDMENT TO OPTION AGREEMENT (this "Amendment") is made as of the 21st day of June, 1996 by and among John Marshall Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Greensboro Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Woodland-Northridge I Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, Pimpernell Estates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801 and Goodridge Drive Associates Limited Partnership, a Virginia limited partnership, with an address of c/o Goelet Realty Company, Three Christine Centre, 201 North Walnut Street, Suite 1002, Wilmington, Delaware 19801, (the foregoing five (5) partnerships, individually or collectively, "Seller"), and Beacon Properties, L.P., a Delaware limited partnership, with an address of 50 Rowes Wharf, Boston, Massachusetts 02110 (together with its successors and assigns, "Buyer"). Capitalized terms used herein without definition shall have the same meaning ascribed to such terms in the Agreement (as hereinafter defined).

                                   WITNESSETH:


      WHEREAS, Seller and Buyer entered into that certain Option Agreement dated as of March 18, 1996 (the "Initial Agreement"), as amended by First Amendment to Option Agreement dated as of May 17, 1996 (the "First Amendment"), and by Second Amendment to Option Agreement dated as of May 31, 1996 (the "Second Amendment") (the Initial Agreement, as amended by the First Amendment and the Second Amendment is referred to herein as "the Agreement" or "this Agreement) pursuant to which Seller granted Buyer an option to purchase the Premises, more fully described in the Agreement;

      WHEREAS, Seller and Buyer desire to modify and add certain provisions of the Agreement, as more particularly described herein; and

      WHEREAS, Buyer desires to exercise the Option and set a Closing Date.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Seller and Buyer hereby agree as follows:

            1. "Agreement" as used in the Initial Agreement means the Agreement (as defined above).

            2. Buyer hereby exercises the Option and on this date is delivering the Additional Deposit to the Title Company to be held in escrow in accordance with the terms of the Option

Agreement and the Escrow Agreement. Subject to the terms of the Agreement, the Closing Date shall be 10:00 a.m. on the date which is thirty (30) days following the Remediation Plan Approval Date (as defined below).

            3. The first two (2) sentences of Section 3 of the Agreement are hereby deleted in their entirety and the following is substituted therefor:

            "3. Consideration. The total consideration (the "Consideration") to be delivered to Seller for the Deeds and conveyance of the Premises other than SAIC I shall consist of limited partner interests in Buyer (collectively, the "OP Units") equal in number to (i) Seventy-Seven Million Dollars ($77,000,000), minus the sum of all Assumed Indebtedness set forth with respect to the Premises other than SAIC I in Exhibit C (as reduced by regularly scheduled principal payments from the date of the Agreement through the Closing Date), divided by (ii) $25.75, which constitutes the average of the closing prices on the NYSE of the common stock, $.01 par value, of Beacon Properties Corporation for each trading day that occurred during the thirty (30) consecutive calendar days commencing on March 19, 1996."

            4. Section 5 of the Option is hereby amended by inserting the following after the first sentence thereof:

      "Buyer shall have the right, in its sole discretion, to terminate this Agreement by written notice to Seller at any time on or before the date which is thirty (30) days following the date of the Third Amendment (the "Remediation Plan Approval Date") if Buyer is not satisfied, in its sole discretion, with the environmental condition of the Premises, the Remediation Plan (as defined in Section 12(p)), any proposed arrangement for the escrow and disbursement of funds or other security therefor, as requested by Buyer in its sole discretion, the implementation of any such proposed remediation plan or any matters relating to any of the foregoing."

            5. Section 12 of the Agreement is hereby amended by inserting the following paragraph after paragraph (o):

            "(p) Remediation Plan. On or before the Remediation Plan Approval Date, Seller shall deliver to Buyer a plan for the remediation of environmental contamination found at the Premises ("Remediation"), (such plan, the "Remediation Plan"). Without limiting the foregoing, Seller shall include in the Remediation Plan the establishment of an escrow for the costs of remediation with security, deposit and disbursement arrangements. Seller shall perform the Remediation in accordance with the Remediation Plan.


            6. Section 8 of the Agreement is hereby amended by inserting the following new paragraph:

            "Without limiting any other term of this Agreement, it shall be a condition to Closing that Buyer shall have received, no later than ten
      (10) days prior to Closing, estoppel certificates with respect to the John Marshall Associates Limited Partnership Declaration of Easements, Covenants and Conditions dated September 26, 1994, the Goodridge Drive Associates Limited Partnership Declaration of Easements, Covenants and Conditions dated July 10, 1987 and the Declaration of Protective Covenants for Woodland Park dated February 25, 1986, each as it may have been amended, in the form required thereunder."

            7. Section 10 of the Agreement is hereby amended by:

                  (a) The second (2nd) sentence of paragraph (c) is deleted and the following inserted in lieu thereof:

                              "There shall be no such agreements or other
                  contractual obligations with respect to all or any portion of Seller's portion of the Premises that are binding on Buyer or Seller's portion of the Premises following Closing, other than the Leases, the Permitted Encumbrances and other documents executed in connection with the Permitted Encumbrances, the Permits, and the Real Estate Conveyance Agreement dated as of September 27, 1994 between John Marshall Associates Limited Partnership and CC - JM II Associates, copies of all of which have been delivered, or made available in the offices of The Evans Company in McLean, Virginia, to Buyer in accordance with the terms of Section 6."

                  (b) Relettering each of the paragraphs after "(g) Financial Information" alphabetically.

                  (c) Inserting the following at the end of paragraph (n):

                              "Set forth on Exhibit Q are all environmental
                  assessments, reports and investigations relating to the Premises in the files of Seller and, to the best of Seller's knowledge, otherwise obtained by or on behalf of Seller within the calendar year prior to the date of the Third Amendment, true, complete and correct copies of all of which have been delivered to Buyer."

            8. The second to last sentence of Section 12(j) of the Agreement is hereby amended by deleting "One Hundred Fifteen Million Dollars ($115,000,000)" therefrom and substituting "Seventy-Seven Million Dollars ($77,000,000), subject to the terms of Section 39 of this Agreement by which the parties intend such number to revert to One Hundred Fifteen Million Dollars ($115,000,000) when Buyer becomes entitled to exercise its rights with respect to SAIC I" therefor.

            9. Section 14(l) is hereby amended (i) by inserting the following immediately before the first word "Any": "Notwithstanding anything to the contrary contained in this Section, it shall be solely a condition precedent to Buyer's obligations under this Agreement that the following be delivered to Buyer:" and (ii) by inserting the following in the second line thereof after "assume":", including, without limitation, the certifications set forth in Exhibit P with respect to such Assumed Indebtedness."

            10. The first sentence of Section 26 of the Agreement is hereby amended by inserting the following in the fourth line thereof after "Assumed Indebtedness": ", any other adjustments provided for herein".

            11. Section 36 of the Agreement is hereby amended by (a) inserting the following at the end of the second line thereof after "subject to": "Seller's obligations under the Remediation Plan,".

            12. The following new sections are added to the Agreement:

            "38. VEPCO Easement at E.J. Randolph Premises. Seller and Buyer hereby acknowledge that a certain easement (the "VEPCO Easement") to Virginia Electric and Power Company ("VEPCO") granted April 8, 1983, recorded in Book 5783, Page 1722 among the Land Records of Fairfax County, Virginia, runs underneath the parking structure at the E.J. Randolph Premises. Seller and Buyer further acknowledge that, pursuant to the terms of the VEPCO Easement, structures may not be constructed over such easement. Seller agrees that Buyer shall have the right to seek from VEPCO such confirmations as are requested by Buyer's title insurer in order to issue to Buyer title insurance insuring against any Losses, including, without limitation, forced removal or forfeiture of title, as a result of the exercise of any rights under the VEPCO Easement.

            39.   SAIC I and II.

            (a) Section 3 of the First Amendment is hereby deleted and the following inserted in lieu thereof:

                              "In the event (the "SAIC Reinstatement Event")
                  that, on or before January 1, 1997, (i) Seller has not entered into a contract with SAIC for the sale of, or grant of an option to purchase, SAIC I and the Additional Option Premises, which contract remains in full force and effect, (ii) SAIC has irrevocably waived in writing its rights of first refusal under the SAIC I Option and the SAIC II Option which exist on account of this Agreement and (iii) Seller has no legal obligation under the SAIC I Option or the SAIC II Option to reoffer SAIC I or the Additional Option Premises to SAIC, then Buyer's and Seller's rights and obligations with respect to SAIC I and the Additional Option

                  Premises shall be reinstated into this Agreement, subject to the terms of this Section below, and paragraph 2 hereof shall be of no further force or effect. Seller shall promptly deliver written notice of the occurrence of the SAIC Reinstatement Event to Buyer. The Consideration for acquisition of SAIC I and/or the Additional Option shall be OP Units in the amount of (i) $38,000,000 minus the sum of all Assumed Indebtedness set forth with respect to SAIC I on Exhibit C (as reduced by regularly scheduled principal payments from the date of the Agreement through the Closing
                  Date), divided by (ii) $25.75. The Option Exercise Date shall become the date that is sixty (60) days following receipt by Buyer of written notice of the SAIC Reinstatement Event, and the Closing Date shall become the date specified in accordance with this Agreement in Buyer's notice of exercise with respect to SAIC I and the Additional Option Premises. No Deposit shall be required. Seller and Buyer shall cooperate with each other and use good faith efforts to resolve objections of Buyer to rights of SAIC and objections of Buyer and Seller to liabilities and obligations of Seller to SAIC, (provided, however, that Seller shall not be required to pay any consideration to SAIC therefor) and it shall be a condition to Buyer's and Seller's obligation to close on SAIC I and the Additional Option that such objections shall be resolved in a manner satisfactory to Buyer and Seller. With respect to its obligation to make representations and warranties regarding SAIC I and the Additional Option Premises pursuant to this Section and the other provisions of this Agreement, Seller shall remake such representations and warranties as of the date which is five (5) business days prior to the Option Exercise Date with such modifications as are necessary to cause the same to be true, including, without limitation, to reflect changes required by the passage of time or the current state of facts, and, if Buyer exercises its option to acquire SAIC I and the Additional Option, as of the Closing Date without further modification. If, on or before January 1, 1997, the SAIC Reinstatement Event has not occurred, the terms of this Section shall terminate and be of no further force and effect. Subject to the terms of the immediately preceding sentence, the terms of this Section shall survive Closing.

            13. Exhibit C to the Agreement is hereby deleted and Exhibit C hereto substituted therefor.

            14. Exhibit E to the Agreement is hereby amended as follows:

                  (a) The following sentence shall be added at the end of 1: "It shall be a condition to Buyer's obligation to close under this Agreement that Seller shall have completed and paid for reconstruction of the fountain area and provided and paid for required substitute parking.

                  (b) There shall be added the following:

                  "9.   Two UST's exist at SAIC I, and two UST's exist at
Northridge."

            15. Exhibit F-1 attached hereto containing Seller's Rent Roll updated through the date hereof shall be added to Exhibit F of the Agreement.

            16. Section 10(k)(vii) and Exhibit G to the Agreement are hereby amended by inserting the following at the end of each:

      "Seller shall be liable for the payment of the commissions described on Exhibit G."

            17. Section 20 is amended by inserting in the sixth (6th) line following the word "terminations" the following:

      ", to the extent in excess of amounts that would have been payable by Seller had the date for Closing not been accelerated by Buyer and other than in connection with the termination of any management agreement."

            18. All references to "Option Agreement" in the Escrow Agreement dated as of March 18, 1996 between Seller, Buyer and Commonwealth Land Title Insurance Company shall refer to the Agreement, as previously and hereafter amended.

      Except as modified hereby, the Agreement remains in full force and effect.

      IN WITNESS WHEREOF, the parties here to have executed this Agreement as of the date set forth above.


WITNESS:                           SELLER:

                                   GREENSBORO ASSOCIATES LIMITED
                                   PARTNERSHIP, a Virginia limited
                                   partnership


______________________________     By: /s/ David W. Evans
                                           Name: David W. Evans
                                           Title: General Partner


______________________________     By: /s/ A.J. Clark
                                           Name: A.J. Clark
                                           Title: General Partner


______________________________     By:  The Sotweed Corporation, a
                                        Delaware corporation, as
                                        general partner


/s/ Theresa A. Kiernan                   By: /s/ Robert G. Goelet
                                                 Name: Robert G. Goelet
                                                 Title: President


______________________________           By: /s/ Jonathan M. Rather
                                                 Name: Jonathan M. Rather
                                                 Title: Treasurer

                                   JOHN MARSHALL ASSOCIATES LIMITED
                                   PARTNERSHIP, a Virginia limited
                                   partnership


______________________________     By: /s/ David W. Evans
                                           Name: David W. Evans
                                           Title: General Partner

______________________________     By: /s/ A.J. Clark
                                         Name: A.J. Clark
                                         Title: General Partner


______________________________     By: The Sotweed Corporation, a
                                       Delaware corporation, as
                                       general  partner


/s/ Theresa A. Kiernan                 By: /s/ Robert G. Goelet
                                               Name: Robert G. Goelet
                                               Title: President


______________________________         By: /s/ Jonathan M. Rather
                                               Name: Jonathan M. Rather
                                               Title: Treasurer



                                       PIMPERNELL ESTATES LIMITED
                                       PARTNERSHIP, a Virginia limited
                                       partnership


______________________________         By: Pimpernell Corporation, a
                                           Delaware corporation, as
                                           general partner


/s/ Theresa A. Kiernan                     By: /s/ Robert G. Goelet
                                                   Name: Robert G. Goelet
                                                   Title: President


______________________________             By: /s/ Jonathan M. Rather
                                                   Name: Jonathan M. Rather
                                                   Title: Treasurer

                                       WOODLAND-NORTHRIDGE I LIMITED
                                       PARTNERSHIP, a Virginia limited
                                       partnership


______________________________         By: /s/ David W. Evans
                                               Name: David W. Evans
                                               Title: General Partner


______________________________         By: /s/ A.J. Clark
                                               Name: A.J. Clark
                                               Title: General Partner


                                       By: White Swan Oil Corporation,
                                           a Delaware corporation,
                                           as general partner


______________________________             By: /s/ Jonathan M. Rather
                                                 Name: Jonathan M. Rather
                                                 Title: Vice President


                                       By: Green Highlander Corporation,
                                           a Delaware corporation,
                                           as general partner


______________________________             By: /s/ Jonathan M. Rather
                                                   Name: Jonathan M. Rather
                                                   Title: Vice President


                                           By: Windward Oil and Gas Corporation,
                                               a Texas corporation,
                                               as general partner


______________________________                 By: /s/ Gilbert Kerlin
                                                       Name: Gilbert Kerlin
                                                       Title: President

                                   By:   Smoking Tree Corporation, a
                                         Delaware corporation, as
                                         general partner


/s/ Theresa A. Kiernan                   By: /s/ Robert G. Goelet
                                                 Name: Robert G. Goelet
                                                 Title: President


______________________________           By: /s/ Jonathan M. Rather
                                                 Name: Jonathan M. Rather
                                                 Title: Treasurer


                                    GOODRIDGE DRIVE ASSOCIATES
                                    LIMITED PARTNERSHIP, a Virginia
                                    limited partnership


_______________________________     By: /s/ David W. Evans
                                            Name: David W. Evans
                                            Title: General Partner


_______________________________     By: /s/ A.J. Clark
                                            Name: A. J. Clark
                                            Title: General Partner


                                     By: RPC Associates, a Virginia
                                         general partnership, General
                                         Partner


                                         By: Rattlesnake Point Corporation,
                                             a Delaware corporation, its
                                             general partner


/s/ Theresa A. Kiernan                       By: /s/ Robert G. Goelet
                                                     Name: Robert G. Goelet
                                                     Title: President

                                             By: /s/ Jonathan M. Rather
                                                     Name: Jonathan M. Rather
                                                     Title: Treasurer


                                   BUYER:

                                   BEACON PROPERTIES, L.P.,
                                   a Delaware limited partnership


                                   By: Beacon Properties Corporation,
                                       a Maryland corporation,
                                       its general partner


____________________________       By: /s/ Lionel P. Fortin
                                           Name: Lionel P. Fortin
                                           Title: Chief Operating Officer

                                    EXHIBIT C

                          ALLOCATIONS OF VALUE AND DEBT


Property                   Value                         Assumed Indebtedness
- -------------------------------------------------------------------------------
John Marshall I,           $33,072,774               $21,517,000 for John
John Marshall III and                                Marshall I and John
SAIC I Option                                        Marshall III
- -------------------------------------------------------------------------------
E.J. Randolph              $22,904,982                 18,056,000
- -------------------------------------------------------------------------------
Northridge I               $21,022,244                 16,642,000
                           -----------                 ----------
- -------------------------------------------------------------------------------
        TOTAL              $77,000,000                $56,215,000
- -------------------------------------------------------------------------------
SAIC I                     $38,000,000                $27,879,000
- --------------------------------------------------------------------------------

                                   EXHIBIT F-1

                                   RENT ROLLS

                                    EXHIBIT P

                                  CERTIFICATION


A. The following is a complete list of all documents executed or delivered in connection with such the debt held by American National Insurance Company and secured by the John Marshall I and John Marshall III Buildings, located at 8283 Greensboro Drive, McLean, Virginia 22102:

    1. Promissory Note, dated September 30, 1993, from John Marshall Associates Limited Partnership to American National Insurance Company in the original principal amount of $24,000,000.

    2. Deed of Trust, Security Agreement and Financing Statement, dated September 30, 1993, among John Marshall Associates Limited Partnership as maker and Lois J. Vermillion and Frank W. Stearns, as Trustees for the benefit of American National Insurance Company.

    3.  Absolute Assignment of Leases and Rents dated September 30, 1993.

    4. UCC-1 Financing Statements filed with the Virginia State Corporation Commission and with the chattel records of Fairfax County, Virginia.

    5. Letter dated January 14, 1994 from American National Insurance Company to John Marshall Associates LP [sic] relating to waiver of insurance escrow.

    6. Modification to Promissory Note, Deed of Trust and Assignment of Rents, dated September 26, 1994.

    7. Letter, dated October 27, 1994, from American National Insurance Company to John Marshall Associates Limited Partnership, correcting principal balance of Loan referred to in Section 2(c) of Modification.

    8. Mortgage Loan Application, Loan Commitment No. 93-128 dated August 2, 1993, together with Proposed Changes Conditioning Acceptance for 8283 Greensboro Drive (John Marshall Building).

    9. Certificate and Indemnity Regarding Hazardous Substances, dated September 30, 1993.

B. The following is a complete list of all documents executed or delivered in connection with the debt held by Teachers Insurance and Annuity Association of America and secured by the Edmund Jennings Randolph Building, located at 8251 Greensboro Drive, McLean, Virginia 22102:

    (a) Certificate of Transfer of Note, dated July 11, 1984 from Dominion Bankshares Mortgage Corporation to Teachers Insurance and Annuity Association of America.

    (b) Deed of Trust Note (Demand), dated July 10, 1984, made by Greensboro Associates and payable to the order of Teachers Insurance and Annuity Association of America, in the principal sum of $2,725,000.00.

    (c) Agreement of Consolidation, Modification and Restatement of Deed of Trust Notes, dated as of July 10, 1984, by and between Greensboro Associates and Teachers Insurance and Annuity Association of America.

    (d) Deed of Trust ($2,725,000), dated July 10, 1984, from Greensboro Associates to Robert A. Armstrong and Richard W. Klein, Jr., as trustees for the use and benefit of Teachers Insurance and Annuity Association of America, securing the aforesaid $2,750,000.00 Note.

    (e) Agreement of Consolidation, Modification and Restatement of Deeds of Trust, dated as of July 10, 1984, by and among Greensboro Associates, Teachers Insurance and Annuity Association of America, Robert A. Armstrong and Richard W. Klein, Jr., securing a principal sum of $18,525,000.00.

    (f) Assignment of Leases and Rents, dated as of July 10, 1984, from Greensboro Associates to Teachers Insurance and Annuity Association of America.

    (g) Deed of Appointment and Removal, dated as of July 10, 1984, from Teachers Insurance and Annuity Association of America appointing Robert
        A. Armstrong and Richard W. Klein, Jr. trustees under various loan documents.

    (h) Uniform Commercial Code Financing Statement (UCC-1), undated, listing Greensboro Associates as Debtor and Teachers Insurance and Annuity Association of America as the Secured Party (Including Exhibit A).

    (i) Borrower's Settlement Statement in connection with the loan closing, dated July 11, 1984.

    (j) Letter, dated July 11, 1984, from Teachers Insurance and Annuity Association of America to Greensboro Associates, clarifying the definition of "default" in the loan documents.

    (k) Letter, dated October 26, 1983, from Teachers Insurance and Annuity Association of America to Greensboro Associates, agreeing to defer escrows.

    (l) Letter, dated October 26, 1983, from Teachers Insurance and Annuity Association of America to Greensboro Associates, setting forth conditions under which secondary financing would be considered.

    (m) Letter, dated October 26, 1983 from Teachers Insurance and Annuity Association of America to Greensboro Associates, setting forth conditions under which junior liens would be permitted.

    (n) Escrow Agreement dated as of September 26, 1994 by and among Greensboro Associates Limited Partnership, Teachers Insurance and Annuity Association of America, and Real Title Company, Inc., as Escrow Agent, executed in connection with Booz Allen's surrender of certain space in the E. J. Randolph Building.

    (o) Side letter dated October 18, 1994 between The Evans Company and Goelet Corporation relating to the accrual of management fees in excess of 3% (the "Management Fee Letter").

C. The only existing debt on the property of the SAIC I Building, located at 1710 Goodridge Drive, McLean, Virginia 22102, is held by the Northwestern Mutual Life Insurance Company, and the following is a complete list of all documents executed or delivered in connection with such debt:

    1. Second Amendment and Restatement of Promissory Note, dated July 10, 1987, from Goodridge Drive Associates Limited Partnership to The Northwestern Mutual Life Insurance Company in the principal amount of $28,750,000.

    2. Second Amendment and Restatement of Deed of Trust dated July 10, 1987, by and between Goodridge Drive Associates Limited Partnership, The Northwestern Mutual Life Insurance Company and William Norton, as Trustee.

D. The following is a complete list of all documents executed or delivered in connection with the debt held by The Northwestern Mutual Life Insurance Company and secured by the Woodland-Northridge Building, located at 13221 Woodland Park Road, Herndon, Virginia 22071:

    1. Loan Commitment dated June 21, 1988 by and between Woodland-Northridge I Limited Partnership and The Northwestern Mutual Life Insurance Company.

    2. Letter dated June 21, 1988 from Woodland-Northridge I Limited Partnership to The Northwestern Mutual Life Insurance Company regarding changes to the Loan Commitment.

    3. Letter dated November 1, 1988 from Woodland-Northridge I Limited Partnership to The Northwestern Mutual Life Insurance Company requesting a 30 day extension of the Loan Commitment Expiration Date from November 15 to December 15.

    4. Letter dated December 14, 1988 from The Northwestern Mutual Life Insurance Company to Woodland-Northridge I Limited Partnership granting 30 day extension of the Loan Commitment Expiration Date.

    5. Promissory Note dated December 16, 1988 from Woodland-Northridge I Limited Partnership to The Northwestern Mutual Life Insurance Company in the amount of $17,000,000.

    6. Deed of Trust and Security Agreement dated December 16, 1988 between Woodland-Northridge I Limited Partnership, William H. Norton and Craig
        E. Cuzmanko, as Trustee, and The Northwestern Mutual Life Insurance Company.

    7.  Absolute Assignment of Rents and Leases dated ___ between
        Woodland-Northridge I Limited Partnership and The Northwestern Mutual Life Insurance Company.

    8.  UCC Financing Statements.

        (i) Master Lease Agreement dated December 16, 1988, by and between Woodland-Northridge I Limited Partnership, as landlord, and David W. Evans and A.J. Clark, as tenant.

        (j) Letter dated September 12, 1995 from The Evans Company to Northwestern Mutual Life Insurance Company extending the loan term for one year ending December 14, 1996.

        (k) Letter dated September 21, 1995 from Northwestern Mutual Life Insurance Company to Woodland-Northridge I Limited Partnership setting a New Annual Interest Rate.

                                    EXHIBIT Q

             ENVIRONMENTAL ASSESSMENTS, REPORTS & INVESTIGATIONS:
                           January 1, 1995 to Present


GREENSBORO ASSOCIATES L.P. (Randolph Building)

      None


JOHN MARSHALL ASSOCIATES L.P. (John Marshall I Building and John Marshall III
Land):

      1. September 27, 1995 Contaminated Soil Consultants, Inc. Waste Disposal
                            Questionnaire

      2. September 8, 1995  Evans' letter to VA Dept. Of Environmental Quality

      3. October 9, 1995    ECS, Ltd.'s Initial Abatement Report

      4. May 15, 1996       ECS, Ltd.'s fax with the following attached
                            documents: Letters from VA Dept. Of Environmental
                            Quality to Tysons Auto dated 9/26/95 and 4/1/96.

      5. June 11, 1996      Preliminary Environmental Sampling Report,
                            John Marshall III site prepared by ECS, Ltd.


PIMPERNELL ESTATES L.P. & GOODRIDGE DRIVE ASSOCIATES L.P. (SAIC I & II)

         June 11, 1996      Preliminary Environmental Sampling Report, SAIC site
                            prepared by ECS, Ltd.


WOODLAND-NORTHRIDGE I L.P. (Northridge)

      None


299824.c1

                                      Q-1